EXHIBIT 23


                 CONSENT OF THE DANIEL PROFESSIONAL GROUP, INC.

                          INDEPENDENT AUDITORS' CONSENT


 To the Board of Directors and Shareholders
 Diversified Senior Services, Inc.

     We consent to the use in this Annual Report on Form 10-KSB our report dated February 24, 1998 on the consolidated financial statements of Diversified Senior Services, Inc. and subsidiary as of December 31, 1997 and for the year then ended, and as of December 31, 1996 and for the period from May 17, 1996 to December 31, 1996.


/s/ THE DANIEL PROFESSIONAL GROUP, INC.
THE DANIEL PROFESSIONAL GROUP, INC.
Winston-Salem, NC
March 27, 1997